Exhibit 10.10

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”), dated as of November [•], 2021, is made and entered into by and between Genesis Growth Tech LLC, a Cayman Islands limited liability company (the “Seller”), and Nomura Securities International, Inc., a New York corporation (the “Purchaser”).

WHEREAS, the Seller and Genesis Growth Tech Acquisition Corp. (the “Company”) entered into that certain Subscription Agreement, dated as of May 26, 2021 (the “Subscription Agreement”), pursuant to which the Company issued to the Seller 7,187,500 shares of the Company’s Class B ordinary shares, par value $0.0001 per share (the “Class B Ordinary Shares”), and subsequently the Seller surrendered to the Company 1,437,500 Class B Ordinary Shares, resulting in the Seller holding an aggregate of 5,750,000 Class B Ordinary Shares as of the date of this Agreement;

WHEREAS, the Company has been formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar transaction with one or more businesses (a “Business Combination”);

WHEREAS, the Company intends to file publicly with the Securities and Exchange Commission its Registration Statement on Form S-1 (as amended, the “Registration Statement”) in connection with an underwritten initial public offering (“IPO”) of 23,000,000 units of the Company (the “Public Units”) (including up to 3,000,000 Public Units to the extent the over-allotment option of the underwriters of the IPO is exercised (the “Over-allotment Option”)), with each such Public Unit consisting of one of the Company’s Class A ordinary shares, par value $0.0001 per share (the “Class A Ordinary Shares” and together with the Class B Ordinary Shares, the “Ordinary Shares”), and one-half of one redeemable warrant, where each whole warrant entitles the holders to purchase one Class A Ordinary Share at an exercise price of $11.50 per share (subject to adjustments); and

WHEREAS, the Seller wishes to assign and sell to the Purchaser, and the Purchaser wishes to purchase from the Seller, 431,250 Class B Ordinary Shares (the “Shares”).

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Purchase of Securities. The Seller hereby assigns and sells to the Purchaser, and the Purchaser hereby purchases, 431,250 Class B Ordinary Shares free and clear of any and all liens, claims, options, charges, pledges, security interests, voting agreements, voting trusts, encumbrances, or restrictions of any nature (other than restrictions under applicable securities laws and the restrictions contained herein). As consideration for the Shares to be purchased by the Purchaser, the Purchaser hereby agrees to pay on the date hereof $1,500.00 by wire transfer of immediately available funds to an account designated by the Seller. The Seller shall take such steps as are necessary to cause the Company to record such sale on the Company’s register of members (or the equivalent thereof). The Seller shall take reasonable steps to cause the Company to issue the Shares purchased by the Purchaser in the name of the Purchaser and deliver one or more stock certificates representing the Shares purchased by the Purchaser or effect such delivery in book-entry form.

2. No Conflicts. Each party represents and warrants that neither the execution and delivery of this Agreement by such party, nor the consummation or performance by such party of any of the transactions contemplated hereby, will with or without notice or lapse of time, constitute, create or result in a breach or violation of, default under, loss of benefit or right under or acceleration of performance of any obligation required under any agreement to which it is a party.

3. Representations. The Purchaser represents and warrants as follows:

(a) The Purchaser is duly organized, validly existing and in good standing under the laws of its jurisdiction and possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement. Upon execution and delivery by the Purchaser, this Agreement will be a legal, valid and binding agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

(b) The Purchaser hereby acknowledges that an investment in the Shares involves certain significant risks. The Purchaser has no need for liquidity in its investment in the Shares for the foreseeable future and is able to bear the risk of that investment for an indefinite period.

(c) The Purchaser acknowledges and hereby agrees that the Shares will not be transferable under any circumstances unless the Purchaser either registers the Shares in accordance with federal and state securities laws or complies with an exemption under such laws.

(d) The Shares are being purchased solely for the Purchaser’s own account, for investment purposes only, and are not being purchased with a view to or for the resale, distribution, subdivision or fractionalization thereof, and the Purchaser has no present plans to enter into any contract, undertaking, agreement or arrangement for such resale, distribution, subdivision or fractionalization.

(e) The Purchaser has been given the opportunity to (i) ask questions of and receive answers from the Seller and the Company concerning the terms and conditions of the Shares, and the business and financial condition of the Company and (ii) obtain any additional information that the Seller possesses or can acquire without unreasonable effort or expense that is necessary to assist the Purchaser in evaluating the advisability of the receipt of the Shares and an investment in the Company.

(f) The Purchaser is not relying on any oral representation made by any person as to the Company or its operations, financial condition or prospects.

(g) The Purchaser is an “accredited investor” as defined in Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended.

4. Assignment of Rights and Shares. The Purchaser may assign its rights herein, and assign and sell the Shares, to any affiliate of the Purchaser, so long as such transferee agrees to be bound by the terms of this Agreement and the Insider Letter. Other than an assignment by the Purchaser to its affiliate, no party hereto may assign this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.

5. Purchaser’s and Company’s Obligations. The Company hereby acknowledges and consents to the transfer by the Seller of the Shares to the Purchaser. On the pricing date of the IPO, the Purchaser agrees to enter into that certain letter agreement, in form and substance customary for public offerings similar to the IPO and reasonably satisfactory to the Purchaser (the “Insider Letter”), in respect of the Shares.

6. Forfeiture of Class B Ordinary Shares.

(a) In the event the Over-allotment Option granted to the underwriters of the IPO is not exercised in full, the Purchaser acknowledges and agrees that it (and, if applicable, any transferee of Shares) shall automatically forfeit at the time such Over-allotment Option expires (or earlier if the underwriters of the IPO waive their ability to exercise such Over-allotment Option) any and all rights to such number of Class B Ordinary Shares (up to an aggregate of 56,250 Class Ordinary Shares based on the percentage of the Over-allotment Option being exercised) such that immediately following such forfeiture the Purchaser (and any such transferees), collectively with all other stockholders of the Company owning Class B Ordinary Shares, will own an aggregate number of Class B Ordinary Shares equal to 20.0% of the issued and outstanding Ordinary Shares immediately following the IPO.

(b) If, in connection with the closing of the Business Combination, the Seller agrees to forfeit any Class B Ordinary Shares to the Company at no cost or subject its Class B Ordinary Shares and to contractual terms or restrictions, convert its Class B Ordinary Shares into other securities or contractual rights or otherwise modify the terms of its Class B Ordinary Shares, then, provided that the Seller is not being issued any other equity or equity-related securities in the Business Combination not also being issued to the Purchaser on a pro rata basis, the Purchaser agrees to forfeit, subject, convert or modify its Shares on a pro rata basis and on the same terms as the Seller and any other holders of Class B Ordinary Shares. Any forfeiture under this Agreement shall take effect as a surrender for no consideration as a matter of Cayman Islands law.

(c) If the IPO is terminated or the Purchaser does not act as underwriter in the IPO for any reason, then the Purchaser shall automatically forfeit back to Seller all of the Class B Ordinary Shares then held by the Purchaser and Seller shall promptly return the purchase price paid by the Purchaser.

7. FINRA Lock-up. The Purchaser acknowledges and agrees that the Shares shall not be transferable, saleable or assignable until after the consummation of a Business Combination, except to permitted transferees. The Shares will be deemed compensation by the Financial Industry Regulatory Authority (“FINRA”) and will therefore be subject to lock-up for a period of 180 days immediately following the date of effectiveness of the Registration Statement or commencement of sales of the IPO, subject to certain limited exceptions, pursuant to Rule 5110(g)(1) of the FINRA Manual. Accordingly, with respect to the Purchaser, its Shares may not be sold, transferred, assigned, pledged or hypothecated for 180 days immediately following the effective date of the Registration Statement except to any underwriter or selected dealer participating in the IPO and the bona fide officers or partners of the Purchaser and any such participating underwriter or selected dealer nor may they be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person during such 180-day period.

8. Waiver of Liquidating Distributions. With respect to the Shares purchased pursuant to this Agreement, the Purchaser hereby waives any and all right, title, interest or claim of any kind in or to any distributions by the Company from the trust account that will be established for the benefit of the Company’s public stockholders and into which substantially all of the proceeds of the IPO will be deposited (the “Trust Account”), in the event of a liquidation of the Company upon the Company’s failure to timely complete a Business Combination.

9. Miscellaneous. This Agreement, together with the certificates, documents, instruments and writings that are delivered pursuant hereto, and the terms, restrictions, obligations and rights set forth in the Insider Letter in respect of the Shares, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter. For purposes of clarification, the restrictions on transfer contained in the Insider Letter shall not preclude assignments pursuant to Section 4 hereof. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof. This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

SELLER

GENESIS GROWTH TECH LLC

By:
	Name:	Eyal Perez
	Title:	Member

PURCHASER:

NOMURA SECURITIES INTERNATIONAL, INC.

By:
Name:
Title:

ACCEPTED AND AGREED TO AS OF THIS [____] DAY OF NOVEMBER 2021 (for purposes of Section 5 hereof only) GENESIS GROWTH TECH ACQUISITION CORP.

By:
Name:
Title: